Exhibit 99.1

FUEL SYSTEMS SOLUTIONS’ CHIEF EXECUTIVE TO OVERSEE INDUSTRIAL

SUBSIDIARY ON INTERIM BASIS

—Company Appoints Vice President of Business Development—

SANTA ANA, CA – February 20, 2007 – Fuel Systems Solutions, Inc. (Nasdaq Global:FSYS) today said Mariano Costamagna, its chief executive officer, will assume day-to-day responsibility on an interim basis of the company’s industrial subsidiary, IMPCO Technologies, following the departure on February 28 of Brad Garner, the chief operating officer of the subsidiary, who has accepted a similar position with a non-competitive private Los Angeles-based company.

“Brad Garner contributed greatly to the company’s growth during his more than 12-year tenure, and we wish him well in his new endeavors,” said Mariano Costamagna, chief executive officer of Fuel Systems Solutions.

“The company has made significant enhancements to its industrial operation during the past year, including the relocation to a new state-of-the-art facility in Santa Ana. We are solidly positioned to capitalize on the company’s leadership position within the gaseous fuels markets. The company has a solid team focused on OEM relationships and the new EPA and California Air Resource Board emissions standards. We continue to explore opportunities to further leverage our existing technical and manufacturing strengths” Costamagna said.

Fuel Systems Solutions also today announced the appointment of Matthew Beale as vice president of business development — a new position based in Santa Ana, California focused on supporting the company’s growth initiatives, including acquisitions, new technologies and related opportunities.

Beale, 40, has extensive international corporate finance, banking and consulting experience – including 11 years with JP Morgan and Citigroup, based in London and Milan. He most recently served as managing director for CVS Partners, a corporate advisory firm based in Italy focused on mergers, acquisitions and financings. He earned a Bachelor of Arts degree in English from London University and a diploma in accounting and finance from the London School of Economics, as well as a Master of Business Administration from Instituto de Estudios Superiores de la Empresa, Barcelona, Spain. His foreign language proficiency includes Italian and Spanish.

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“The establishment of this business development position highlights the company’s commitment to continued growth, both external and internal, and an ongoing focus on leveraging Fuel Systems Solutions organizational structure with synergistic opportunities. We welcome Matthew and look forward to his contributions to the company,” said Costamagna.

Fuel Systems Solutions is a holding company currently comprised of two operating subsidiaries, IMPCO Technologies and BRC Gas Equipment. Additional information is available at www.fuelsystemssolutions.com. IMPCO designs, manufactures, markets and supplies advanced products and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is a leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Santa Ana, California, IMPCO has offices throughout Asia, Europe, Australia and North America. Additional information is available at www.impcotechnologies.com. BRC produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe and South America. Additional information is available at www.brc.it

Some matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in any forward-looking statement. Those forward looking statements include statements relating to the expected benefits of capitalizing on its leadership position within the gaseous fuels market; its ability to leverage the company’s technical and manufacturing strengths; the company’s commitment to continued growth, both external and internal; and the ongoing focus on leveraging Fuel Systems Solutions’ organizational structure with synergistic opportunities. Factors that could cause or contribute to such differences between our expected future results and actual results include, but are not limited to, prevailing market and global economic conditions; changes in environmental regulations that impact the demand for the company’s products; the company’s ability to design and market advanced fuel metering, fuel storage and electronic control products; the company’s ability to meet OEM specifications; and the level and success of the company’s development programs with OEMs. Readers also should consider the risk factors set forth in the company’s reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the Risk Factors section of the company’s Quarterly Report on Form 10-Q, for the quarter ended September 30, 2006. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

CONTACT:	Gary S. Maier/Crystal Warner
Maier & Company, Inc.
(310) 442-9852

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